UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2006

PETCO ANIMAL SUPPLIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23574	20-2148979
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9125 Rehco Road

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 453-7845

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Board of Directors of PETCO Animal Supplies, Inc. (the “Company”) has appointed Peter Maslen to the Company’s Audit Committee effective May 12, 2006. Mr. Maslen is currently a director of the Company and is an “independent director” as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules, meets the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, and satisfies the additional independence and financial literacy standards required of all audit committee members pursuant to Marketplace Rule 4350(d)(2)(A).

As previously disclosed in the Company’s Current Reports on Form 8-K filed on November 2, 2005 and November 14, 2005, the resignation of Arthur B. Laffer as a director and member of the Company’s Audit Committee effective November 7, 2005 reduced the number of members of the Audit Committee to two and thus caused the Company temporarily to fall out of compliance with the audit committee composition requirements of NASDAQ Marketplace Rule 4350(d)(2)(A) which requires an audit committee composed of three independent members. The appointment of Mr. Maslen to serve on the Audit Committee has allowed the Company to regain compliance with Rule 4350(d)(2)(A). The Company received confirmation from NASDAQ on May 12, 2006 that it has regained compliance with Rule 4350(d)(2)(A) and the matter has been closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 15, 2006	PETCO ANIMAL SUPPLIES, INC.

	By:	/s/ Rodney Carter
Rodney Carter Senior Vice President and Chief Financial Officer

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